EXHIBIT 32.1
Certification furnished pursuant to Section 906 of the Sarbanes — Oxley Act
In connection with this Annual Report on Form 10-K of The Management Network Group, Inc., I, Richard P. Nespola, Chairman of the Board, President and Chief Executive Officer of the registrant, certify that:
1. this Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for, and as of, the end of such year.
          Date: May 14, 2007

BY: /s/ RICHARD P. NESPOLA
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
In connection with this Annual Report on Form 10-K of The Management Network Group, Inc., I, Donald E. Klumb, Chief Financial Officer and Treasurer of the registrant, certify that:
1. this Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for, and as of, the end of such year.
          Date: May 14, 2007

BY: /s/ DONALD E. KLUMB CHIEF FINANCIAL OFFICER AND TREASURER